UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2003

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation of the Registrant

Nara Bancorp, Inc. (“Company”) inadvertently forgot to attach the operative documents of each trust listed below when the original Form 8K were filed. This amended Form 8K is being filed to correct this oversight.

Company originally filed a Form 8K on June 10, 2003 associated with the closing of Nara Capital Trust III, a Delaware trust. The Company filed a Form 8K on December 31, 2003 associated with the closing of Nara Capital Trust IV and V, a Delaware trust and Connecticut trust respectively. These 8-K were filed under rules in effect during 2003, under Item 5, “Other Events,” instead of Item 2.03, “Creation of a Direct Financial Obligation of the Registrant.”

Item 9.01	Financial Statements and Exhibits.

Under the rules in effect in 2003, the Financial Statements and Exhibits would have been categorized under Item 7, instead of Item 9.01.

(d)	Exhibit

99.1	Amended and Restated Declaration of Trust dated June 5, 2003, by and among The Bank of New York as Property Trustee, The Bank of New York (Delaware) as Delaware Trustee, Nara Bancorp as Depositor and the Administrative Trustees as named therein.

99.2	Junior Subordinated Indenture dated June 5, 2003 between the Nara Bancorp as Issuer and The Bank of New York as Trustee.

99.3	Guarantee Agreement dated June 5, 2003, by and between Nara Bancorp and The Bank of New York as Guarantee Trustee.

99.4	Amended and Restated Declaration of Trust dated December 17, 2003, by and among U.S. Bank National Association as Institutional Trustee, Nara Bancorp as Sponsors and the Administrators as named therein.

99.5	Indenture dated December 17, 2003 between the Nara Bancorp as Issuer and U.S. Bank National Association as Trustee.

99.6	Guarantee Agreement dated December 17, 2003, by and between Nara Bancorp and U.S. Bank National Association as Guarantee Trustee.

99.7	Amended and Restated Declaration of Trust dated December 22, 2003, by and among Wells Fargo Delaware Trust Company as Delaware Trustee and Nara Bancorp as Sponsor.

99.8	Indenture dated December 22, 2003 between the Nara Bancorp as Issuer and Wells Fargo Bank, National Association as Trustee.

99.9	Guarantee Agreement dated December 22, 2003, by and between Nara Bancorp and Wells Fargo Bank, National Association as Guarantee Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: May 2, 2008	/s/ Alvin D. Kang
Alvin D. Kang
Executive Vice President and Chief Financial Officer

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